UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 17, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued a press release, which contains a letter to the Board of Directors (the “Board”) of STAAR Surgical Company (the “Company”), a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Special Meeting of Stockholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Proposed Merger Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Stockholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Stockholder Meeting”). The Stockholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Stockholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Stockholder Meeting, regardless of the outcome of the stockholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Stockholder Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE STOCKHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Exhibit 1

Broadwood Partners Issues Open Letter to STAAR Surgical Board Pledging Cooperation and Support When Vote on Alcon Transaction Fails

Expresses Confidence in STAAR’s Future and the Opportunity for Significant Value Creation

Believes STAAR is Worth at Least $50 Per Share If the Company Is Run in Best Interest of Shareholders

New York – (BUSINESS WIRE) – Broadwood Partners, L.P. and its affiliates (collectively, “Broadwood”) today issued the following letter to the Board of Directors (the “Board”) of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA). Broadwood, which owns 30.2% of STAAR’s outstanding common stock, continues to urge its fellow shareholders to vote “AGAINST” the proposed acquisition of STAAR by Alcon Inc. (“Alcon”) (NYSE: ALC).

Shareholders can find additional information at www.LetSTAARShine.com.

December 17, 2025

STAAR Surgical Company
25510 Commercentre Dr.
Lake Forest, CA 92630

Dear Members of the Board:

Since the announcement of STAAR’s proposed sale to Alcon in August, we have been engaged in a spirited debate with you over the Company’s prospects and the merits of the proposed deal. As you know, we have felt from the start that this transaction materially undervalues STAAR and was the product of a deeply flawed process undertaken at the wrong time in STAAR’s history.

As we approach the thrice-delayed special meeting of shareholders, we are confident our fellow shareholders will agree with us and reject this ill-advised transaction. Several large shareholders, all three proxy advisory firms and at least one of the Company’s own directors have rightly expressed great skepticism about the process, timing and price of the proposed deal.

Soon, it will be your task to govern STAAR in the post-transaction era. We write to express our continued support for the Company, its products and its opportunity. For more than thirty years, Broadwood has been an engaged and constructive shareholder, providing both equity and debt capital when needed, purchasing its shares in the open market at times when they have been cheap, and advising when and as asked. We pledge to continue to do so when the Company turns the page on this latest chapter. As we have said before, we believe the Company needs new leadership and several new directors that have the confidence of shareholders. We would welcome the opportunity to work with other shareholders and you to ensure that transition of key leaders occurs seamlessly.

As you also know, the only option available to shareholders in the near term to improve the Board is to call a special meeting to remove some directors, since your bylaws do not allow shareholders to do anything else. We cannot, for example, put forward director candidates for shareholders to elect until the next Annual Meeting, whenever that may be. But the best way to turn the page would be for the Board to work with shareholders to immediately make the changes that are needed to restore its credibility and alignment with shareholders.

After all, we want nothing more than for STAAR to succeed and for all shareholders to benefit from that success. And, we are confident that STAAR will succeed if it remains an independent Company in the near term, even if it is later acquired through a truly fair and open auction process.

With inventories normalizing in China and new products being launched, our analysis and financial models indicate that there is a clear path to a $50 per share stock price next year, even without a return to normal growth rates in the global refractive surgery market. We also are confident that the refractive market’s return to normal growth is a matter of when, not if. We should all keep in mind that, just a few years ago, when this business was significantly smaller, STAAR’s stock price reached $160 per share. Now, the management team is projecting strong growth, great margins, substantial operating leverage, and considerable free cash flow.

Our industry sources in Asia, Europe, and the Western Hemisphere have confirmed this outlook and have provided us with considerable input on how the business can be improved further. We have received business plans and other recommendations for how STAAR can be improved quickly and become even more successful over time. And a range of ophthalmology industry executives, some quite prominent, have reached out to us, indicating that they would love to help lead STAAR into the future because the Company’s opportunity is so clear, and its valuation is so low.

The advantages of STAAR’s technology provide an opportunity for the refractive surgery market to continue its longstanding trend of steadily shifting from laser tissue removal to its lens-based future. As you know, one of the most prominent refractive surgeons in the world stated at a recent medical conference that he believes that STAAR’s technology will become the standard of care in refractive surgery in the next five years. One does not need to be anywhere near that optimistic to recognize the very large business and shareholder value opportunity ahead, if STAAR is well run and rebuilds credibility with shareholders.

STAAR’s future is bright, so it should be allowed to shine. We are eager to work with you and other shareholders as soon as possible. We have never sought control of STAAR, nor are we doing so now. A collaborative approach, with a sense of urgency, is what is needed.

The special meeting is scheduled for Friday. We hope we will hear from you on Friday or Saturday, so that we can work together to implement needed changes in a manner that ensures the continued success of the business, and the confidence of all shareholders.

Sincerely,

Neal Bradsher
Founder and President
Broadwood Capital, Inc., General Partner of Broadwood Partners, L.P.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Special Meeting of Shareholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company in connection with the special meeting of shareholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Proposed Merger Special Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Shareholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of shareholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Shareholder Meeting”). The Shareholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Shareholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Shareholder Meeting, regardless of the outcome of the shareholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Shareholder Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SHAREHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs

August Strategic Communications

Broadwood@AugustCo.com

(323) 892-5562

Exhibit 2

Let STAAR Shine

HOME REASONS TO VOTE AGAINST RESOURCES PRESS/MEDIA HOW TO VOTE CONTACT

PRESS/MEDIA

Media

November 18, 2025

Investing.com, November 18th – STAAR Surgical reveals board dissent over amended Alcon deal ahead of vote

October 31, 2025

Investing.com, October 31st – Alcon rejects raised bid for STAAR Surgical as shareholders revolt

October 16, 2025

Investing.com, October 16th – ISS recommendation may toll the bell for STAAR–Alcon deal, validates Broadwood

October 9, 2025

Investing.com, October 9th – Glass Lewis recommends against STAAR–Alcon merger, bolstering Broadwood's campaign

October 8, 2025

Bloomberg Opinion, October 8th – AI Insurance Is Expensive: P(doom), STAAR Surgical projections, Bitcoin life insurance and YouTube self-help

September 25, 2025

CTFN, September 25 – Former CEO outlines case for shareholders to reject deal at current price

September 11, 2025

Investing.com, September 11 – Exclusive: Shareholder revolt threatens Alcon's takeover of STAAR Surgical

September 2, 2025

Reuters, September 2 – STAAR shareholder Broadwood says it opposes Alcon's proposed takeover

September 2, 2025

MassDevice, September 2 – Alcon faces opposition from Staar Surgical's largest shareholder in planned acquisition

September 2, 2025

Medical Device Network, September 2 – STAAR Surgical's largest shareholder opposes Alcon takeover

Press

December 17, 2025

December 16, 2025

Broadwood Partners Comments on ISS Report on Proposed Sale of STAAR Surgical to Alcon

December 12, 2025

Broadwood Partners: Leading Proxy Advisory Firm Glass Lewis Reaffirms Recommendation "AGAINST" STAAR Surgical Sale to Alcon

December 11, 2025

Broadwood Partners Comments on STAAR Surgical Board Dissent on the Revised Sale to Alcon

December 9, 2025

Broadwood Partners Responds to Alcon's Increase to Proposed Acquisition Price of STAAR Surgical

December 8, 2025

Broadwood Partners Reiterates Opposition to STAAR Surgical's Sale to Alcon Following Conclusion of Performative Go-Shop Process

December 8, 2025

Broadwood Partners: Proxy Advisory Firm Egan-Jones Reaffirms Its Recommendation STAAR Surgical Shareholders Vote "AGAINST" Sale to Alcon

November 10, 2025

Broadwood Partners Calls for the Appointment of New Directors at STAAR Surgical to Oversee Go-Shop Process

November 4, 2025

Broadwood Partners Condemns Alcon's Fallacious Attacks on STAAR Surgical and Its Prospects

October 24, 2025

Broadwood Partners Condemns Decision by STAAR Surgical and Alcon to Delay Final Vote on Proposed Transaction

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MEDIA

August Strategic Communications
Scott Deveau / Jeremy Jacobs
(323) 805-8919
Broadwood@augustco.com

INVESTOR CONTACT

Saratoga Proxy Consulting, LLC
John Ferguson / Joseph Mills
(888) 368-0379 or (212) 257-1311
jferguson@saratogaproxy.com
jmills@saratogaproxy.com